UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 27, 2011

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on April 27, 2011.  A total of 14,527,549 shares (approximately 92%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters, which are described in more detail in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2011 (the “Proxy Statement’), were submitted and voted upon at the Annual Meeting:

1.               USANA shareholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Myron W. Wentz, PhD	13,630,666	71,490	—	825,393
Ronald S. Poelman	13,272,604	429,552	—	825,393
Robert Anciaux	13,272,304	429,852	—	825,393
Jerry G. McClain	13,287,655	414,501	—	825,393
Gilbert A. Fuller	12,088,925	1,613,231	—	825,393

2.               USANA shareholders voted for the Amendment of the USANA 2006 Equity Incentive Award Plan to increase the maximum number of shares of common stock reserved for issuance under the plan by 5,000,000 shares as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
9,642,808	4,053,069	6,279	825,393

3.               USANA shareholders voted to ratify the Board’s selection of PricewaterhouseCoopers LLC as our independent registered public accountant for fiscal year 2011 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
14,509,696	9,046	8,807	—

4.               USANA shareholders voted for the advisory resolution to approve the compensation of our Named Executive Officers, as identified in the Proxy Statement,  as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
13,650,528	39,419	12,209	825,393

5.               USANA shareholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of our Named Executive Officers every three years as set forth below:

Frequency of advisory vote	Number of Shares For	Number of Shares Abstaining
One year	3,913,646	7,406
Two years	57,161	7,406
Three years	9,723,943	7,406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ Jeffrey A. Yates

Jeffrey A. Yates, Chief Financial Officer

Date: May 3, 2011